Exhibit 23.2

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

eGain Communications Corporation

Mountain View, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2007, relating to the consolidated financial statements and schedule of eGain Communications Corporation as of June 30, 2007 and for the years ended June 30, 2007 and 2006, appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008.

/s/ BDO Seidman, LLP

San Francisco, California
August 4, 2009